Exhibit 99.(h)(1)(iii)

NINTH AMENDMENT AGREEMENT

Amending the terms of a Fund Administration and Accounting Agreement

This Ninth Amendment Agreement, made as of April 30, 2021 (“Effective Date”), is made by and between Baillie Gifford Funds, a Massachusetts business trust (the “Trust”), on behalf of each series of the Trust, and the Bank of New York Mellon, a New York banking organization (“BNY”).

WITNESSETH:

The Trust (acting on behalf of certain series of the Trust) and BNY entered into a fund administration and accounting agreement on September 29, 2000, as amended (the “Administration Agreement”). Pursuant to the Administration Agreement, seventeen series of the Trust appointed BNY as fund administrator and accountant.

In accordance with Section 10 of the Administration Agreement, the parties now wish to amend the Administration Agreement to allow a new series of the Trust to appoint BNY as fund administrator and accountant.

By executing this Ninth Amendment Agreement, the parties agree to be bound by the terms of the Administration Agreement as herein amended, as if the new series of the Trust was a party to the Administration Agreement, with effect from the date hereof.

NOW, THEREFORE, the parties wish to amend the Administration Agreement as follows:

1.	Amendment to Exhibit

1.1.	Exhibit A is deleted in its entirety and replaced with the Exhibit A attached hereto.

2.	Signatures; Counterparts. The parties expressly agree that this Ninth Amendment Agreement may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of Ninth Amendment Agreement, by a manual signature on a copy of Ninth Amendment Agreement transmitted by facsimile transmission, by a manual signature on a copy of Ninth Amendment Agreement transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of Ninth Amendment Agreement by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Ninth Amendment Agreement or of executed signature pages to counterparts of this Ninth Amendment Agreement, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Ninth Amendment Agreement and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Ninth Amendment Agreement.

IN WITNESS WHEREOF each of the parties hereto has caused this Ninth Amendment Agreement to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Ninth Amendment Agreement by Electronic Signature, affirms authorization to execute this Ninth Amendment Agreement by Electronic Signature and that the Electronic Signature represents an intent to enter into this Ninth Amendment Agreement and an agreement with its terms.

BAILLIE GIFFORD FUNDS, in its own capacity and on behalf of each of Baillie Gifford Asia Ex Japan Fund, Baillie Gifford China A Shares Growth Fund, Baillie Gifford Developed EAFE All Cap Fund, Baillie Gifford EAFE Plus All Cap Fund, Baillie Gifford Emerging Markets Equities Fund, Baillie Gifford Global Alpha Equities Fund, Baillie Gifford Global Stewardship Equities Fund, Baillie Gifford International All Cap Fund, Baillie Gifford International Alpha Fund, Baillie Gifford International Concentrated Growth Equities Fund, Baillie Gifford International Growth Fund, Baillie Gifford International Smaller Companies Fund, Baillie Gifford Japan Growth Fund, Baillie Gifford Long Term Global Growth Fund, Baillie Gifford Multi Asset Fund, Baillie Gifford Positive Change Equities Fund, Baillie Gifford U.S. Discovery Fund and Baillie Gifford U.S. Equity Growth Fund.	/s/ Julie Paul
Name: Julie Paul Authority: Vice President, Baillie Gifford Funds

THE BANK OF NEW YORK MELLON	/s/ Robert Jordan
Name: Robert Jordan
Authority: Director

Exhibit A

1.	Baillie Gifford Asia Ex Japan Fund
2.	Baillie Gifford China A Shares Growth Fund
3.	Baillie Gifford Developed EAFE All Cap Fund
4.	Baillie Gifford EAFE Plus All Cap Fund
5.	Baillie Gifford Emerging Markets Equities Fund
6.	Baillie Gifford Global Alpha Equities Fund
7.	Baillie Gifford Global Stewardship Equities Fund
8.	Baillie Gifford International All Cap Fund
9.	Baillie Gifford International Alpha Fund
10.	Baillie Gifford International Concentrated Growth Equities Fund
11.	Baillie Gifford International Growth Fund
12.	Baillie Gifford International Smaller Companies Fund
13.	Baillie Gifford Japan Growth Fund
14.	Baillie Gifford Long Term Global Growth Fund
15.	Baillie Gifford Multi Asset Fund
16.	Baillie Gifford Positive Change Equities Fund
17.	Baillie Gifford U.S. Discovery Fund
18.	Baillie Gifford U.S. Equity Growth Fund